Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that this Schedule 13D, dated December 9, 2022 , with respect to the common stock, no par value, of Middlefield Banc Corp., an Ohio corporation, is, and any amendments hereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: December 9, 2022

CASTLE CREEK CAPITAL PARTNERS VI, LP
By: Castle Creek Capital VI LLC, its general partner

By:	/s/ John Pietrzak
Name:	John Pietrzak
Title:	Managing Principal

CASTLE CREEK CAPITAL VI LLC

By:	/s/ John Pietrzak
Name:	John Pietrzak
Title:	Managing Principal

SIGNATURE PAGE TO JOINT FILING AGREEMENT (MIDDLEFIELD BANC CORP.)

1